Exhibit 99.1

Appalachian Bancshares Announces Credit and Communications Initiatives

Bank Also Announces Resignation of CEO and Director Tracy Newton

ELLIJAY, Ga., Dec. 9, 2009 – Appalachian Bancshares, Inc. (PINKSHEETS: APAB) – holding company for Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate Holdings – announced several initiatives today designed to better support its lending and customer service teams, and to help more quickly resolve challenges related to special assets.

“We have an exceptional team in place, strong roots in the communities we serve, and a deep core base of retail deposits, so there is a lot of substance to work with at Appalachian Community Bank,” said Danny Jett, interim chief operating officer. “We also have made substantial progress since mid-November to address our credit challenges and move the bank forward. While hurdles remain, we will address them aggressively and build a future-focused plan that will allow us to nurture and improve our relationships with customers.”

Specifically, the bank’s Board and senior leadership has committed to the following:

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Reorganizing the credit administration process into a new credit office function. This office will be staffed by existing employees, as well as three experienced credit professionals from Stewart M. Long & Associates. The three managers – Stewart Long, Fred Smith and Kirk Rankin – have extensive backgrounds in lending and all aspects of credit, and will work for the bank as consultants. The credit office will support the bank’s lending teams by improving responsiveness on loan requests and overseeing the strategy for handling other real estate (ORE) and other special assets.

•	Improving communication and internal information flow. Already, new systems have been established to allow customer service professionals to directly access information about key customers.

•	Focusing intensely on customer outreach and communication in an effort to deepen our relationships with our customers and to build our deposits.

“Our goal with the credit reorganization is to better support our lenders and more effectively address our special assets challenges,” said J. Ronald Knight, chairman of the board. “Stewart, Fred and Kirk are proven credit professionals and will complement the Appalachian Bancshares executive team. Their banking expertise and a renewed focus on internal communication and customer outreach will be vital as we continue to serve our local communities and improve our performance.”

Stewart M. Long & Associates was founded in 2008 and provides consulting services to financial institutions, private equity firms and middle market companies. Company principals have had leadership positions with Bank of America (including its specialized lending group) and its predecessor companies as well as a number of respected real estate and asset management companies.

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Page Two – Appalachian Bancshares Announces Credit and Communication Initiatives

The bank also announced that Tracy Newton has resigned his roles as a director and the chief executive officer, effective December 4. His resignation was for personal reasons. “Tracy Newton has been an important part of the history of the bank and we wish him well in his future endeavors,” said Knight.

About Appalachian Bancshares, Inc.

The company is based in Ellijay, Ga., and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate. The company, through Appalachian Community Bank (which also operates in Gilmer County, Ga., under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and small and medium-sized businesses through its 13 banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Ga., and in Ducktown, Tenn., and Murphy, N.C. For more information, please visit www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Danny Jett, interim COO Appalachian Bancshares, Inc. 706-276-8307 DWJett@apab.com